NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE, NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT; OR, (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: Up to US $500,000.00	Issue Date: __ April 2018

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, FUQUAN FINANCIAL COMPANY, a Nevada corporation (“Borrower” or “Company”), hereby promises to pay to the order of HOUYU HUANG, an individual residing in the People’s Republic of China, or his registered assigns (“Holder”) the sum of up to US $500,000.00, together with any interest as set forth herein, on or before __ April 2020 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of ten percent (10%) (the “Interest Rate”) per annum from the date of each Advance, until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise.

This Convertible Promissory Note (the “Note”) may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note which is not paid when due shall bear an additional interest at the rate of ten percent (10%) per annum from the due date thereof until the same is paid (the “Default Interest”). All interest charged hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed. All payments due hereunder, to the extent not converted into Company common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms hereof, shall be made in lawful money of the United States of America.

All payments shall be made at such address as Holder shall hereafter give to Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Convertible Loan Agreement dated the date hereof, pursuant to which this Note was originally issued (the “Loan Agreement”). This Note is subject to all terms and conditions of the Loan Agreement.

This Note is free from all taxes, liens, claims, and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of Borrower and will not impose personal liability upon the holder thereof.

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The following additional terms and conditions shall apply to this Note:

Article I. CONVERSION RIGHTS

1.1 Conversion Right. Holder shall have the right, in its sole and absolute discretion, from time to time, and at any time following 90-days after the Issue Date, to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of Borrower into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (as defined below) determined as provided herein (a “Conversion”). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the Notice of Conversion, in the form attached hereto as Exhibit “A” (the “Notice of Conversion”), delivered to Borrower by Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by Fax or E-Mail (or by other means resulting in, or reasonably expected to result in, notice) to Borrower before 11:59 p.m., New York, New York time on such conversion date (the “Conversion Date”).

The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion, plus (2) at Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, provided however, that Borrower shall have the right to pay any or all interest in cash, plus (3) at Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2), plus (4) any Additional Principal for such Conversions, plus (5) at Holder’s option, any amounts owed to Holder pursuant to any other provision of this Note.

1.2 Conversion Price.

(a) Calculation of Conversion Price. Subject to the adjustments described herein, the conversion price (the “Conversion Price”) shall equal the lesser of (i) 80% multiplied by the lowest Trading Price (as defined below) (representing a discount rate of 20%) during the previous twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Issue Date; and, (ii) the Alternate Conversion Price (as defined herein)(subject to equitable adjustments for stock splits, stock dividends or rights offerings by Borrower relating to Borrower’s securities or the securities of any subsidiary of Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Alternate Conversion Price” shall mean 80% multiplied by the Market Price (as defined herein) (representing a discount rate of 20%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the lesser of: (i) the lowest trade price on the OTC Pink, OTCQB, or applicable trading market (the “OTC Market”) as reported by a reliable reporting service (“Reporting Service”) designated by Holder or, if the OTC Market is not the principal trading market for such security, the trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no trading price of such security is available in any of the foregoing manners, the average of the trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc.; or, (ii) the lowest closing bid price on the OTC Market as reported by a Reporting Service designated by Holder or, if the OTC Market is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC Market or on the principal securities exchange or other securities market on which the Common Stock is then being traded. Borrower shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. In the event of any dispute or discrepancy, the records of Holder shall be controlling and determinative in the absence of manifest error.

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(b) Adjustment to Conversion Price. At any time after the Issue Date, (i) if in the case that Borrower’s Common Stock is not deliverable by DWAC (including if Borrower’s transfer agent has a policy prohibiting or limiting delivery of shares of Borrower’s Common Stock specified in a Notice of Conversion) within 90-days after the Issue Date; (ii) if Borrower ceases to be a reporting company pursuant or subject to the Exchange Act; (iii) if Borrower loses a market (including the OTCBB, OTCQB or an equivalent replacement exchange) for its Common Stock; (iv) if Borrower fails to maintain its status as “DTC Eligible” for any reason within 90-days after the Issue Date; (v) if the Note cannot be converted into free trading shares on or after six months from the Issue Date; (vi) if at any time Borrower does not maintain or replenish the Reserved Amount within three (3) business days of the request of Holder; (vii) if Borrower fails to maintain the listing of the Common Stock on at least one of the OTC Markets or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange, or the NYSE MKT; (viii) if Borrower fails to comply with the reporting requirements necessary to satisfy the availability of Rule 144 to Holder or its assigns, including but not limited to the timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, the requirements for XBRL filings and , the requirements for disclosure of financial statements on its website, within 90-days after the Issue Date; (ix) if Borrower effectuates a reverse split of its Common Stock without ten (10) days prior written notice to Holder; (x) the restatement of any financial statements filed by Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of Holder with respect to this Note or the Loan Agreement; (xi) any cessation of trading of the Common Stock on at least one of the OTC Markets or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange, or the NYSE MKT, and such cessation of trading shall continue for a period of five consecutive (5) Trading Days; and/or, (xii) Borrower loses the “bid” price for its Common Stock ($0.0001 on the “Ask” with zero market makers on the “Bid” per Level 2), then Holder shall be entitled to increase, by 10% for each occurrence, cumulative or otherwise, the discount to the Conversion Price for all future conversions under the Note. Holder maintains the option and sole discretion to increase by Five Thousand and No/100 United States Dollars ($5,000) per each occurrence described above (under Holder’s and Borrower’s expectation that any principal amount increase will tack back to the Issue Date) the principal amount of the Note instead of applying further discounts to the Conversion Price. Under no circumstances shall the principal amount exceed an additional Twenty Five Thousand and No/100 United States Dollars ($25,000) or the Conversion Price be less than 30% multiplied by the Market Price due to cumulative effect.

(c) DTC Chill. If in the case that the Common Stock is “chilled” for deposit into the DTC system and only eligible for clearing deposit, then an additional 15% discount to the Conversion Price shall apply for all future conversions under all Notes while the “chill” is in effect.

(d) Certain Other Conversions. Each time, while this Note is outstanding, and with regard only to any transaction entered into by Borrower after the Issue Date, Borrower enters into a Section 3(a)(9) transaction (including but not limited to the issuance of new promissory notes or of a replacement promissory note), or Section 3(a)(10) transaction, in which any 3rd party has the right to convert monies owed to that 3rd party (or receive shares pursuant to a settlement or otherwise) at a discount to market greater than the Alternate Conversion Price in effect at that time (prior to all other applicable adjustments in the Note), then the Alternate Conversion Price shall be automatically adjusted to such greater discount percentage (prior to all applicable adjustments in this Note) until this Note is no longer outstanding. Each time, while this Note is outstanding, Borrower enters into a Section 3(a)(9) transaction (including but not limited to the issuance of new promissory notes or of a replacement promissory note), or Section 3(a)(10) transaction, in which any 3rd party has a look back period greater than the look back period in effect under the Note at that time (a fifteen (15) Trading Day look back period is contained in Section 1.2(a)), then Holder’s look back period shall automatically be adjusted to such greater number of days until this Note is no longer outstanding. Borrower shall give written notice to Holder, with the adjusted Alternate Conversion Price and/or adjusted look back period (each adjustment that is applicable due to the triggering event), within one (1) business day of an event that requires any adjustment described in the two immediately preceding sentences.

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(e) Par Value Adjustments. To the extent the Conversion Price of Borrower’s Common Stock closes below the par value per share, Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. Borrower agrees to honor all conversions submitted pending this adjustment unless Holder, in its sole and absolute discretion elects instead to set the Conversion Price to par value for such Conversion(s) and the Conversion Amount for such Conversion(s) shall be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of Conversion Shares issuable upon such Conversion(s) to equal the same number of Conversion Shares as would have been issued had the Conversion Price not been subject to the minimum price set forth in this Section 1.2(e).

(f) Conversion Price During Major Announcements. Notwithstanding anything contained in the preceding section to the contrary, in the event Borrower (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which Borrower is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of Borrower or (ii) any person, group or entity (including Borrower) publicly announces a tender offer to purchase 50% or more of Borrower’s Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the “Announcement Date”), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in this Section. For purposes hereof, “Adjusted Conversion Price Termination Date” shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this Section has been made, the date upon which Borrower (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this Section 1.2(f) to become operative.

(g) Pro Rata Conversion; Disputes. In the event of a dispute as to the number of shares of Common Stock issuable to Holder in connection with a conversion of this Note, Borrower shall issue to Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 4.13.

1.3 Authorized Shares. Borrower covenants that during the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower is required at all times to have authorized and reserved three (3) times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Notes in effect from time to time) (the “Reserved Amount”). Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes.

Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. Notwithstanding the foregoing, in no event shall the Reserved Amount be lower than the initial Reserved Amount, regardless of any prior conversions.

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1.4 Method of Conversion.

(a) Mechanics of Conversion. Subject to Section 1.1, this Note may be converted by Holder in whole or in part at any time following 90-days after the Issue Date, by (A) submitting to Borrower a Notice of Conversion (by Fax, E-Mail, or other reasonable means of communication dispatched on the Conversion Date prior to 11:59 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of Borrower.

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, Holder shall not be required to physically surrender this Note to Borrower unless the entire unpaid principal amount of this Note is so converted. Holder and Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to Holder and Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, Holder may not transfer this Note unless Holder first physically surrenders this Note to Borrower, whereupon Borrower will forthwith issue and deliver upon the order of Holder a new Note of like tenor, registered as Holder (upon payment by Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c) Payment of Taxes. Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of Holder (or in street name), and Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than Holder or the custodian in whose street name such shares are to be held for Holder’s account) requesting the issuance thereof shall have paid to Borrower the amount of any such tax or shall have established to the satisfaction of Borrower that such tax has been paid.

(d) Delivery of Common Stock Upon Conversion. Upon receipt by Borrower from Holder of a Fax or E-Mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Loan Agreement.

(e) Obligation of Borrower to Deliver Common Stock. Upon receipt by Borrower of a Notice of Conversion, Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If Holder shall have given a Notice of Conversion as provided herein, Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by Holder of any obligation to Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of Borrower to Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by Borrower before 11:59 p.m., New York, New York time, on such date.

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(f) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, Borrower shall use its commercially reasonable best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system.

(g) Failure to Deliver Common Stock Prior to the Deadline. Without in any way limiting Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline Borrower shall pay to Holder $2,000 per day in cash, for each day beyond the Deadline that Borrower fails to deliver such Common Stock until Borrower issues and delivers a certificate to Holder or credit Holder’s balance account with OTC for the number of shares of Common Stock to which Holder is entitled upon such Holder’s conversion of any Conversion Amount (under Holder’s and Borrower’s expectation that any damages will tack back to the Issue Date). Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of Holder (by written notice to Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. Borrower agrees that the right to convert is a valuable right to Holder. The damages resulting from a failure, attempt to frustrate, and interference with such conversion right are difficult if not impossible to qualify. Accordingly the parties acknowledge that the liquidated damages provision contained in this Section 1.4(g) are justified.

(h) Rescindment of a Notice of Conversion. If (i) Borrower fails to respond to Holder within one (1) business day from the Conversion Date confirming the details of Notice of Conversion; (ii) Borrower fails to provide any of the shares of Borrower’s Common Stock requested in the Notice of Conversion within three (3) business days from the Conversion Date specified therein; (iii) Holder is unable to procure a legal opinion required to have the shares of Borrower’s Common Stock issued unrestricted and/or deposited to sell for any reason related to Borrower’s standing; (iv) Holder is unable to deposit the shares of Borrower’s Common Stock requested in the Notice of Conversion for any reason related to Borrower’s standing; (v) at any time after a missed Deadline, at Holder’s sole discretion; or, (vi) if, within three (3) business days of the transmittal of the Notice of Conversion to Borrower, the Common Stock has a closing bid which is 5% or lower than that set forth in the Notice of Conversion, then Holder maintains the option and sole discretion to rescind the applicable Notice of Conversion (“Rescindment”) pursuant to which such Conversion Shares were issuable with a “Notice of Rescindment”. This Note shall remain convertible before and after the Maturity Date hereof until this Note is repaid or converted in full.

1.5 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an accredited investor, as defined under the Act. Except as otherwise provided in the Loan Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

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“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and Borrower shall issue to Holder a new certificate therefore free of any transfer legend if (i) Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be reasonably accepted by Borrower so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that Borrower does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 3.1 of the Note.

1.6 Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of Holder, the sale, conveyance or disposition of all or substantially all of the assets of Borrower, the effectuation by Borrower of a transaction or series of related transactions in which more than 50% of the voting power of Borrower is disposed of, or the consolidation, merger or other business combination of Borrower with or into any other Person (as defined below) or Persons when Borrower is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which Borrower shall be required to pay to Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.6(b) hereof. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all amounts owed under the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of Borrower other than in connection with a plan of complete liquidation of Borrower, then Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. Borrower shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not Borrower) assumes by written instrument the obligations of this Section 1.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

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(c) Adjustment Due to Distribution. If Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d) Adjustment Due to Dilutive Issuance. If, at any time when any Notes are issued and outstanding, Borrower issues or sells, or in accordance with this Section 1.6(d) hereof is deemed to have issued or sold, except for shares of Common Stock issued directly to vendors or suppliers of Borrower in satisfaction of amounts owed to such vendors or suppliers (provided, however, that such vendors or suppliers shall not have an arrangement to transfer, sell or assign such shares of Common Stock prior to the issuance of such shares), any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by Borrower in such Dilutive Issuance.

Borrower shall be deemed to have issued or sold shares of Common Stock if Borrower in any manner issues or grants any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by Borrower as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to Borrower upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

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Additionally, Borrower shall be deemed to have issued or sold shares of Common Stock if Borrower in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options), and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by Borrower as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to Borrower upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(e) Purchase Rights. If, at any time when this Note remains issued and outstanding, Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(f) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Borrower shall, upon the written request at any time of Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

1.7 Status as Shareholder. Upon submission of a Notice of Conversion by Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the third (3rd) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless Holder otherwise elects to retain its status as a holder of Common Stock by so notifying Borrower) Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and Borrower shall, as soon as practicable, return such unconverted Note to Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.3) for Borrower’s failure to convert this Note.

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1.8 Repayment. Notwithstanding anything to the contrary contained in this Note, subject to the terms of this Section 1.8, at any time Borrower shall have the right, exercisable on not less than five (5) Trading Days prior written notice to the Holder of this Note, to repay the outstanding balance on this Note (principal, accrued interest, and all other amounts due hereunder), in full. Any notice of repayment hereunder (a “Repayment Notice”) shall be delivered to the Holder and shall state: (1) that the Borrower is exercising its right to repay the Note; and (2) the date of repayment which shall be not more than ten (10) Trading Days from the date of the Repayment Notice. On the date fixed for repayment (the “Repayment Date”), the Borrower shall make payment of the Repayment Amount (as defined below) to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one (1) business day prior to the Repayment Date. If the Borrower exercises its right to repay the Note, the Borrower shall make payment to the Holder of an amount in cash (the “Repayment Amount”) equal to the Repayment Factor (as defined below), multiplied by the sum of: (i) the then outstanding principal amount of this Note; (ii) accrued and unpaid interest on the unpaid principal amount of this Note to the Repayment Date; (iii) Default Interest, if any, on the amounts referred to in clauses (i) and (ii); and, (iv) all other amounts owed to Holder under this Note. For purposes hereof, the “Repayment Factor” shall equal the percentage set forth below with respect to each Repayment Date beside such Repayment Factor:

The Repayment Factor is:	If the Optional Repayment Date occurs:
100%	1-360 days after the Issue Date
110%	361 days and beyond after the Issue Date

Article II. CERTAIN COVENANTS

2.1 Distributions on Capital Stock. So long as Borrower shall have any obligation under this Note, Borrower shall not without Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock; or, (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of Borrower’s disinterested directors.

2.2 Restriction on Stock Repurchases. So long as Borrower shall have any obligation under this Note, Borrower shall not without Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of Common Stock or any warrants, rights or options to purchase or acquire any such shares.

2.3 Borrowings; Liens. So long as Borrower shall have any obligation under this Note, Borrower shall not, without Holder’s written consent, create, incur, assume guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection, or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof; (b) indebtedness to trade creditors financial institutions or other lenders incurred in the ordinary course of business; (c) borrowings, the proceeds of which shall be used to repay this Note; or, (d) enter into, create or incur any liens, claims or encumbrances of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, securing any indebtedness occurring after the date hereof.

2.4 Sale of Assets. So long as Borrower shall have any obligation under this Note, Borrower shall not, without Holder’s written consent, sell, lease, or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.5 Advances and Loans. So long as Borrower shall have any obligation under this Note, Borrower shall not, without Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of Borrower, except loans, credits or advances (a) in existence or committed on the date hereof; (b) made in the ordinary course of business; or, (c) not in excess of $10,000.

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2.6 Preservation of Existence, etc. Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries (other than dormant Subsidiaries that have no or minimum assets) to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

2.7 Non-circumvention. Borrower hereby covenants and agrees that Borrower will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of Holder.

2.8 Charter. So long as Borrower shall have any obligations under this Note, Borrower shall not amend its charter documents, including without limitation its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of Holder hereunder.

Article III. EVENTS OF DEFAULT

3.1 Event of Default. Any of the following events shall constitute an event of default hereunder (each, an “Event of Default”):

(a) Failure to Pay Principal or Interest. Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise. Any amount of principal on this Note which is not paid when due shall bear additional interest at the Default Interest rate.

(b) Conversion and the Shares. Borrower fails to reserve the Reserved Amount required for Holder at all times, issue shares of Common Stock to Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by Holder of the conversion rights of Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after Holder shall have delivered a Notice of Conversion. It is an obligation of Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered, or frustrated due to a balance owed by Borrower to its transfer agent. If at the option of Holder, Holder advances any funds to Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by Borrower to Holder within forty eight (48) hours of a demand from Holder.

(c) Breach of Covenants. Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Loan Agreement.

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(d) Breach of Representations and Warranties. Any representation or warranty of Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Loan Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of Holder with respect to this Note or the Loan Agreement.

(e) Receiver or Trustee. Borrower or any subsidiary of Borrower shall make an assignment for the benefit of creditors or commence proceedings for its dissolution, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed for Borrower or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment.

(f) Bankruptcy. Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower or any subsidiary of Borrower, or Borrower admits in writing its inability to pay its debts generally as they mature, or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable or Borrower admits in writing its inability to pay its debts generally as they mature, or have filed against it an involuntary petition for bankruptcy relief, all under international, federal or state laws as applicable.

(g) Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

(h) Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

(i) Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by Borrower of any covenant or other term or condition contained in any of the Other Agreements (as defined herein), after the passage of all applicable notice and cure or grace periods, shall, at the option of Holder, be considered a default under this Note and the Other Agreements, in which event Holder shall be entitled (but in no event required) to apply all rights and remedies of Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements” means, collectively, all agreements and instruments between, among or by: (i) Borrower, and (ii) Holder or any other third party, including, without limitation, promissory notes; provided, however, the term “Other Agreements” shall not include this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to Holder.

(j) Judgments. Any money judgment, writ or similar process shall be entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $100,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by Holder, which consent will not be unreasonably withheld.

(k) Replacement of Transfer Agent. In the event that Borrower proposes to replace its transfer agent and Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Loan Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and Borrower.

(l) Bid Price. If Borrower loses the “bid” price for its Common Stock ($0.0001 on the “Ask” with zero market makers on the “Bid” per Level 2) and/or a market (including the OTCBB, OTCQB or an equivalent replacement exchange) for its Common Stock.

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(m) SEC Filing Obligations. If at any time after the Issue Date Borrower, for any reason, is delinquent in its filing obligations with SEC.

3.2 Result of Event of Default. Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1, above:

(a) Amount Due. The Note shall become immediately due and payable, and Borrower shall pay to Holder, in full satisfaction of its obligations hereunder, an amount equal to one hundred fifty percent (150%) times the sum of (i) the then outstanding principal amount of this Note; (ii) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”); (iii) Default Interest, if any, on the amounts referred to in clauses (i) and/or (ii); (iv) and, all costs, including, without limitation, legal fees and expenses, of collection; and, (v) any and all other amounts owed to Holder hereunder, collectively referred to herein as “Default Amount”. All amounts shall be due without demand, presentment, or notice, all of which hereby are expressly waived.

(b) Conversion Price. If Borrower fails to pay the Default Amount within two (2) business days of written notice that such amount is due and payable, then Holder shall have the right at any time, so long as Borrower remains in default to require Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of Borrower equal to the Default Amount divided by the Conversion Price or Alternate Conversion Price, as chosen by Holder, by applying a discount rate of eighty percent (80%).

(c) Other Remedies. Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

Article IV. MISCELLANEOUS

4.1 Failure or Indulgence Not a Waiver. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices.

(a) Method and Delivery. All notices, requests and demands hereunder shall be in writing and delivered by hand, by Electronic Transmission, by mail, or by recognized commercial over-night delivery service (such as Federal Express or UPS), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by Electronic Transmission, twenty-four (24) hours after transmission; (c) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; or, (d) if by recognized commercial over-night delivery service, upon such delivery.

(b) Consent to Electronic Transmission. Each party hereby expressly consents to the use of Electronic Transmission for communications and notices under this Note. For purposes of this Note, “Electronic Transmission” means a communication (i) delivered by Fax or E-Mail when directed to the Fax number or E-Mail address, respectively, for that recipient on record with the sending party; and, (ii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

(c) Address Changes. Any Party may alter the Fax number, E-Mail address, physical address, or postage address to which communications or copies are to be sent by giving notice of such change of address to the other party in accordance with the provisions of this Section 4.2.

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4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by Borrower and Holder.

4.4 Assignability. Holder may assign or transfer this Note to any transferee at its sole discretion. This Note shall be binding upon Borrower and its successors and assigns, and shall inure to be the benefit of Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. Holder and any assignee, by acceptance of this Note, acknowledge and agree that following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

4.5 Cost of Collection. Upon an Event of Default, Borrower shall pay Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. The parties hereby warrant and represent that the selection of Nevada law as governing under this Note (i) has a reasonable nexus to each of the parties and to the transactions contemplated by the Note; and (ii) does not offend any public policy of Nevada. Any action brought by either party against the other arising out of or related to this Note, or any other agreements between the parties, shall be commenced only in the state or federal courts of general jurisdiction located in Orange County, California. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

BORROWER AND HOLDER EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other related transaction document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7 Certain Amounts. Whenever pursuant to this Note Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, Borrower and Holder agree that the actual damages to Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by Borrower represents stipulated damages and not a penalty and is intended to compensate Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. Borrower and Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

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4.8 Loan Agreement. By its acceptance of this Note, each party agrees to be bound by all terms and conditions of the Loan Agreement.

4.9 Notice of Corporate Events. Except as otherwise provided below, Holder shall have no rights as a shareholder of Borrower unless and only to the extent that it converts this Note into Common Stock. Borrower shall provide Holder with prior notification of any meeting of Borrower’s shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of Borrower or any proposed liquidation, dissolution or winding up of Borrower, Borrower shall mail a notice to Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. Borrower shall make a public announcement of any event requiring notification to Holder hereunder substantially simultaneously with the notification to Holder in accordance with the terms of this Section 4.9 including, but not limited to, name changes, recapitalizations, etc. as soon as possible under law.

4.10 Usury. Notwithstanding any provision in this Note or the related transaction documents to the contrary, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance due hereunder immediately upon receipt of such sums by Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of the principal balance then outstanding, and Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that Holder may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest, rather than accept such sums as a prepayment of the principal balance then outstanding. It is the intention of the parties that the Company does not intend or expect to pay, nor does Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

4.11 Remedies. Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by Borrower of the provisions of this Note, that Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required. No provision of this Note shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

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4.12 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

4.13 Specific Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, Conversion Amount, any prepayment amount or Default Amount, Default Sum, Issue, Closing or Maturity Date, the closing bid price, or fair market value (as the case may be) or the arithmetic calculation of the Conversion Price or the applicable prepayment amount(s) (as the case may be), Borrower or Holder shall submit the disputed determinations or arithmetic calculations via Fax or E-Mail (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to Borrower or Holder or (ii) if no notice gave rise to such dispute, at any time after Holder learned of the circumstances giving rise to such dispute. If Holder and Borrower are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to Borrower or Holder, then Borrower shall, within two (2) Business Days, submit via Fax or E-Mail (a) the disputed determination of the Conversion Price, the closing bid price, the or fair market value (as the case may be) to an independent, reputable investment bank selected by Borrower and approved by Holder or (b) the disputed arithmetic calculation of the Conversion Price, Conversion Amount, any prepayment amount or Default Amount, Default Sum to an independent, outside accountant selected by Holder that is reasonably acceptable to Borrower. Borrower shall cause at its expense the investment bank or the accountant to perform the determinations or calculations and notify Borrower and Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation shall be binding upon all parties absent demonstrable error.

4.14 Terms of Future Financings. So long as this Note is outstanding, upon any issuance by Borrower or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Holder in this Note, then Borrower shall notify Holder of such additional or more favorable term and such term, at Holder’s option, shall become a part of the transaction documents with Holder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

4.15 Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Trading Day after any such receipt or delivery, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its Subsidiaries.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of the date first above written.

FUQUAN FINANCIAL COMPANY

By:
Name:
Title:

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EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________________principal amount of the Note (defined below) together with $________________ of accrued and unpaid interest thereto, totaling $_____________ into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of Waterside Capital Corporation, a Nevada corporation (the “Borrower”), according to the conditions of the convertible note of Borrower dated as of 19 September 2017 (the “Note”), as of the date written below. No fee will be charged to Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ]	Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal At Custodian system (“DWAC Transfer”).

Name of DTC Prime Broker:
Account Number:

[ ]	The undersigned hereby requests that Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:
Address:

Date of Conversion:

Applicable Conversion Price:	$

Shares of Common Stock to be Issued:

Amount of Principal Balance Remaining after conversion:

Accrued and unpaid interest remaining:

Default Amounts & Penalties remaining:

HOUYU HUANG

Date:

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